UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

November 24, 2009

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	333-53603-03	23-2553000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement

Indenture and Senior Notes due 2017

Overview

On November 24, 2009, the registrant’s wholly-owned subsidiary Graham Packaging Company, L.P. (the “Company”) and its wholly-owned subsidiary, GPC Capital Corp. I (together with the Company, the “Issuers”), issued $253,378,000 aggregate principal amount of 8 1/4% senior notes due 2017 (the “Notes”), which mature on January 1, 2017, pursuant to an indenture, dated as of November 24, 2009 (the “Indenture”), among the Issuers, the guarantors party thereto and The Bank of New York Mellon, as trustee. The proceeds of the issuance will be used to redeem in full the Issuers’ 8 1/2% senior notes due 2012 (the “Existing Notes”) pursuant to the terms of the indenture covering the Existing Notes. The redemption is expected to be completed on December 24, 2009.

Interest on the Notes will be payable in cash on January 1 and July 1 of each year, commencing on July 1, 2010.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes are the Issuers’ senior unsecured obligations and rank senior in right of payment to all of the Issuers’ existing and future subordinated indebtedness, including the Issuers’ 9 7/8% senior subordinated notes due 2014 (“existing senior subordinated notes”); rank equally in right of payment with all of the Issuers’ existing and future senior indebtedness, including the Issuers’ senior secured credit facility under the First Lien Credit Agreement, dated as of October 7, 2004, among the Issuers as borrowers, Graham Packaging Holdings Company (“Holdings”), the financial institutions named therein and Deutsche Bank AG Cayman Islands Branch, as administrative agent and as collateral agent (the “Credit Agreement”); are effectively subordinated in right of payment to the Issuers’ secured indebtedness (including obligations under the Credit Agreement) to the extent of the collateral securing such indebtedness; and are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s existing and future non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Issuers or one of the Company’s subsidiary guarantors (as such term is defined below)).

Guarantees

The Notes are fully and unconditionally guaranteed on a senior unsecured basis by Holdings and certain of the Company’s subsidiaries. Holdings and such subsidiary guarantors are collectively referred to herein as the “guarantors,” and such guarantees are collectively referred to herein as the “guarantees.” Each guarantee ranks senior in right of payment to all existing and future subordinated indebtedness of the guarantors, including the existing senior subordinated notes; ranks equally in right of payment with all existing and future senior indebtedness of the guarantors; is effectively subordinated in right of payment to all existing and future secured indebtedness (including the guarantees of the senior secured credit facility) to the extent of the guarantor’s collateral securing such indebtedness; and is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the Notes. Any guarantee of the Notes by a subsidiary will be released in the event such guarantee is released under the senior secured credit facility.

Optional Redemption

At any time prior to January 1, 2014, the Issuers may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the greater of (1) 1.0% of the then outstanding principal amount of the Notes and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at January 1, 2014 (as set forth in the table appearing below), plus (ii) all required interest payments due on the Notes through January 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of such note (as of, and plus accrued and unpaid interest and additional interest, if any, to, the date of redemption), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after January 1, 2014, the Issuers may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, on the notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of each of the years indicated below:

Year	Percentage
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%

In addition, until January 1, 2013, the Issuers may, at their option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 108.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, with the net cash proceeds of one or more equity offerings by the Company or any direct or indirect parent of the Company; provided that at least 60% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its subsidiaries); provided further that each such redemption occurs within 120 days of the date of closing of each such equity offering.

Change of Control

Upon the occurrence of a change of control, which is defined in the Indenture, each holder of the Notes has the right to require the Issuers to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

Covenants

The Indenture contains covenants limiting, among other things, the ability of the Issuers and the Company’s restricted subsidiaries to (subject to certain exceptions):

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions or repurchase certain capital stock or make other restricted payments;

•	make certain investments;

•	prepay existing senior subordinated notes;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•	enter into certain transactions with their affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Indenture is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the captions “Indenture and Senior Notes due 2017” is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On November 18, 2009, the Company announced that it intended to offer the notes described above. The text of the press release is set forth as Exhibit 99.1.

On November 24, 2009, the Company announced that it completed the transaction described above. The text of the press release is set forth as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

Exhibit 4.1	Indenture, dated as of November 24, 2009, among Graham Packaging Company, L.P., GPC Capital Corp. I, the Guarantors named therein and the Bank of New York Mellon, as Trustee.

Exhibit 4.2	Form of 8.25% Senior Notes due 2017 (included in Exhibit 4.1).

Exhibit 99.1	Press Release dated November 18, 2009.

Exhibit 99.2	Press Release dated November 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING HOLDINGS COMPANY

Date: November 24, 2009	By:	/S/ WILLIAM E. HENNESSEY
	Name:	William E. Hennessey
	Title:	Vice President

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